                                                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Surgical Safety Products, Inc.
8374 Market Street
Number 439
Bradenton, FL 34202

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April
15, 2003 included in the Annual Report on Form 10-KSB of Surgical Safety
Products, Inc. for the year ended December 31, 2002 and to all references to our
Firm included in this Registration Statement.

/s/ Kingery Crouse & Hohl, P.A.

Kingery Crouse & Hohl, P.A.

April 18, 2003